Exhibit 10.13

ESCO CORPORATION

DEFERRED COMPENSATION PLAN II

Effective January 1, 2005

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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ESCO CORPORATION

DEFERRED COMPENSATION PLAN II

ARTICLE I  PURPOSE; EFFECTIVE DATE

1.1           Purpose

ESCO Corporation (the “Company”) adopts this Deferred Compensation Plan II (the “Plan”) to provide, in a tax-efficient manner, supplemental funds for retirement or death for certain employees of the Company.  It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with this benefit.

1.2           Effective Date

The Plan is effective as of January 1, 2005.  The Plan is intended to continue the benefits provided under the Esco Corporation.  Deferred Compensation Plan; benefits provided under this Plan, however, are subject to the requirements of Code Section 409A and, therefore, this Plan is primarily adopted for purposes of complying with Code Section 409A.

ARTICLE II  DEFINITIONS

Whenever used in this document, the following terms shall have the meanings indicated, unless a contrary or different meaning is expressly provided:

2.1           Account

“Account” means the record or records maintained by Employer for each Participant in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan.

2.2           Beneficiary

“Beneficiary” means the person, persons or entity entitled under Article VII to receive any Plan benefits payable after a Participant’s death.

2.3           Board

“Board” means the Board of Directors of the Company..

2.4           Bonus

“Bonus” means the cash amount paid as an annual bonus, which is normally paid in the first quarter of the calendar year, or any other event or transaction based cash bonus which the Board authorizes as includible as Bonus under this Section 2.4.

2.5           Code

“Code” means the Internal Revenue Code of 1986, as amended together with all rules and regulations promulgated thereunder.

2.6           Committee

“Committee” means the committee appointed by the Board to administer the Plan pursuant to Article VIII.

2.7           Company

“Company” means ESCO Corporation, an Oregon corporation, and its successors and assigns.

2.8           Compensation

“Compensation” means the salary, Bonus, and sales commission payable by Employer to the Participant, determined before reduction for amounts deferred under this Plan.

2.9           Deferral Commitment

“Deferral Commitment” means a commitment made by a Participant pursuant to Article III and for which a Participation Agreement has been submitted by the Participant to the Committee.

2.10         Deferral Period

“Deferral Period” means the period during which a Participant has elected to defer a portion of the Participant’s Compensation.  The Deferral Period shall be a calendar year.

2.11         Determination Date

“Determination Date” means the last day of each calendar month.

2.12         Disability

“Disability” means:  a physical or mental condition in which the Participant:

(i)    Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(ii)   Is by reason of any medically determinable physical or mental impairment which can be expected to result in death or an be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company, or

(iii)    Is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

2.13         Earnings

“Earnings” means the rate of growth credited to an Account on each Determination Date in a calendar year which shall be equal to the nominal annual yield of Moody’s Average Corporate Bond Yield for the previous calendar month, as published by Moody’s Investors Service, Inc..  (or any substantially similar index selected by the Board), plus two (2) percentage points.

2.14         Employer

“Employer” means the Company and any subsidiary or affiliate of the Company designated by the Board.

2.15         Participant

“Participant” means an employee who is eligible under Article III, has elected to defer Compensation during any Deferral Period under this Plan, and who has not yet received full benefits hereunder.

2.16         Participation Agreement

“Participation Agreement” means the agreement submitted by a Participant to the Committee pursuant to Article III prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.17         Pension Plan

“Pension Plan” means the defined benefit pension plan sponsored by the Participant’s Employer and under which the Participant is entitled to a benefit (e.g., Participants employed by ESCO Corporation are entitled to a benefit under the ESCO National Pension Plan and Participants employed by ESCO Limited are entitled to a benefit under the ESCO Limited Pension Plan).

2.18         Plan

“Plan” means this Deferred Compensation Plan as amended from time to time.

2.19         Separation from Service/Separates from Service.

“Separation from Service/Separates from Service” means with respect to any employee, the separation from service within the meaning of Section 409A of the Internal Revenue Code, of the employee with the Company and all of its affiliates, for any reason, including without limitation, quit, discharge, retirement, leave of absence (including military leave, sick leave, or other bona tide leave of absence such as temporary employment by the government if the period of such leave exceeds the greater of six months, or the period for which the Executive’s right to reemployment is provided either by statute or by contract) or permanent decrease in service to a level that is no more than twenty percent (20%) of its prior level.  For this purpose, whether a Separation from Service has occurred is determined based on whether it is reasonably anticipated that no further services will be performed by the employee after a certain date or that the level of bona fide services the employee will perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Executive has been providing services for less than 36 months).

2.20         Unforeseeable Emergency

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or the Participant’s Beneficiary or dependent (as defined in Code Section 152 without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.21         Valuation Date

“Valuation Date” means the last day of the month in which retirement, Separation from Service or death occurs.

ARTICLE III  ELIGIBILITY AND DEFERRAL COMMITMENTS

3.1           Eligibility and Participation

(a)           Eligibility.  All employees who meet the eligibility requirements determined by the Board shall be entitled to participate.

(b)           Participation.  An eligible employee may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the last day of the month immediately preceding the beginning of the Deferral Period.  The Participation Agreement shall be irrevocable as of the December 31 immediately preceding the Deferral Period.

(c)           Initial Year of Eligibility.  If an employee first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee within thirty (30) days following the date the employee first becomes eligible to participate in the Plan, which will be effective only with regard to Compensation earned following such submission.  In the event an employee previously participated in this Plan, such employee may not elect to participate under this subsection unless he or she has not been eligible to participate for at least the twenty-four (24) month period immediately preceding the most recent date of eligibility.

(d)         A Participation Agreement shall not be considered to be revocable merely because the employee or his or her Employer may make an election to change the time and form of payment or the employee may accelerate the time of payment of a Deferred Compensation Benefit but only to the extent such a change is permitted by this Plan.

3.2           Deferral Election

(a)           Election by Employee.  A Participant may elect in the Participation Agreement to defer any or all of the following:

(i)              Salary/Commission Deferral.  A Participant may elect to defer a percentage of base salary earned and otherwise payable for the Deferral Period and/or sales commissions paid with respect to a sale in which the Company is paid during the Deferral Period.

(ii)             Bonus.  A Participant may elect up to six months prior to the end of a Deferral Period to defer a percentage of his or her Bonus earned during the Deferral Period and otherwise payable in a year following the Deferral Period.

Deferral percentages for salary, Bonus, and commissions are subject to maximum deferral levels established for each Deferral Period by the Board; provided, however, that any such election to defer shall apply only with respect to salary, Bonus, and commissions which may be payable to the employee by Employer prior to the employee’s Separation from Service for any reason.

(b)           Minimum Deferral.  Minimum deferral levels may be established by the Board for a Deferral Period prior to the beginning of such period.

(c)           Transition Election.  Prior to December 31, 2008, at times selected by the Committee in its sole discretion, Participants shall have the right to change the time and form of their distribution(s) from the Plan, in accordance with regulations and other applicable guidance promulgated under Code Section 409A.

3.3           Modification of Deferral Commitment Due to Unforeseeable Emergency or Hardship Distribution.

Deferral Commitments shall be irrevocable except that the Committee may, in its sole discretion, permit a Participant to cancel the remainder of the Deferral Commitment for a Deferral Period upon a finding, based upon uniform standards established by the Committee, that the Participant has suffered an Unforeseeable Emergency or is qualified to receive a hardship distribution pursuant to Code Section.  1.401(k)-1(d)(3).  If the Administrative Committee grants a waiver, the Participant shall not be permitted to make a Deferral Commitment in the same Deferral Period.

ARTICLE IV  DEFERRED COMPENSATION ACCOUNTS AND INTEREST

4.1           Accounts

For record-keeping purposes only, Employer shall maintain an Account for each Participant who elects to have the receipt of Compensation deferred under this Plan.  Deferrals made in each Deferral Period shall be maintained in separate accounts.  The existence of these accounts shall not require any segregation of assets.  The combined values of the separate accounts for each Participant shall constitute an Account.

4.2           Determination of Accounts

Each Account shall be adjusted as of each Determination Date and shall consist of:

(a)           The balance of the Account as of the immediately preceding Determination Date; and

(b)           Any Compensation deferred and credited to the Account in the intervening month; and

(c)           Earnings credited since the immediately preceding Determination Date.

The total of (a), (b) and (c) shall be reduced by any distributions from the Account during the intervening month.

4.3           Vesting of Accounts

Each Participant shall be one hundred percent (100%) vested at all times in all amounts credited to the Participant’s Account and all Earnings thereon.

4.4           Tax Withholding

Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal, or local law shall be withheld from the Participant’s corresponding nondeferred compensation to the maximum extent possible and any remaining amount required to be withheld shall reduce the amount credited to the Participant’s Account.

4.5           Statement of Account

A statement shall be issued on a quarterly basis by Employer to each Participant setting forth the Participant’s Account balance under the Plan as of the immediately preceding Determination Date.

ARTICLE V  PLAN BENEFITS

5.1           Benefit Payments

The Corporation shall pay Plan benefits to each Participant as follows:

(a)           Retirement and Termination Benefits.  If a participant Separates from Service for any reason except death, Employer shall pay to the Participant a benefit equal to the balance in the Participant’s Account.

(b)           Disability Benefit.  Upon Disability, Employer shall pay to the Participant benefits equal to the balance in the Participant’s Account.

(c)           Death Benefit.

(i)          Pre-Termination.  If a Participant dies while employed by Employer, Employer shall pay to the Participant’s Beneficiary benefits equal to the balance in the Participant’s Account.  The benefit shall be paid in the form elected by the Participant prior to death.

(ii)         Post-Termination.  If a Participant dies following the Participant’s Separation from Service, Employer shall pay to the Participant’s Beneficiary benefits equal to the balance, if any, in the Participant’s Account.  Payment shall continue to be made in the same form as payments made to the Participant prior to death.

5.2           Commencement of Payments

(a)           Deferred Compensation Account.  Except as provided in Section 5.7, payment of any deferred Compensation Account benefits under the Plan shall commence on the earlier of:

(i)        A date elected by the Participant as specified in the applicable Participation Agreement between Employer and the Participant; or

(ii)       The settlement date as provided in Section 5.5.

5.3           Form of Benefit Payment

The Plan benefits attributable to the elective deferrals for any Deferral Period shall be paid in one (1) of the forms set out below, as elected by the Participant in the form of payment designation filed with the Participation Agreement for that year.

(a)           Forms.  Forms of benefit payment are:

(i)        In monthly installments, the number of such installments not to exceed one hundred eighty (180);

(ii)       In a lump sum payment; or

(iii)      In a combination of (i) or (ii) above.

Such election shall be irrevocable.  A lump sum payment shall be the default payment to a Participant in the event the Participant fails to make an election.

(b)           Small Accounts.  If the Participant’s Account is under ten thousand dollars (S10,000) on the Valuation date, the benefit shall be paid in a lump sum.

(c)           Installments.  If payment is by installments, the amount of the installments shall be redetermined each January 1 based upon the remaining Account balance, the remaining number of installments and Earnings equal to the rate in effect for the preceding month.

(d)           Change in Form of Payment.  Once elected, no change in payment form shall be permitted.

5.4           Withholding on Benefit Payments

Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.  A.  Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3504(a)(2) of the Internal Revenue Code, or any successor provision thereto.

5.5           Valuation and Settlement

If a lump sum is elected, the amount of the lump sum shall be based on the value of the Participant’s Account on the Valuation Date.  If installment payments are elected, the amount of the installment payments shall be based on the value of the Participant’s Account on the Valuation Date.  The date on which lump sum payments are made and on which installment payments commence shall be the settlement date.  If a combination of lump sum and installments is elected, the lump sum and the first installment payment shall be paid on the settlement date.  The settlement date shall be no more than sixty-five (65) days after the Valuation Date.  Earnings shall continue to accrue on the Participant’s Account to the settlement date, and such Earnings shall be included in all payments made under this Plan.  All payments shall be made as of the first day of the month.

5.6           Payment to Guardian

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person.  The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit.  Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.

5.7           Commencement of Payments

Notwithstanding anything herein to the contrary, benefits payable to a Participant shall commence as soon as administratively feasible, but not more than ninety (90) days following the date of retirement, Separation from Service, death or Disability, except if the stock of the Company becomes publicly traded and a Participant is then considered.  a “specified employee” as defined in.  Code Section 409A(a)(2)(B)(i) on the date of his or her Separation from Service (except due to death) shall not receive a distribution before the date which is six (6) months after the date of Separation from Service.  In the event a distribution must be deferred, the first installment payment shall include an amount equal to the sum of the monthly payments which would have been paid to the Participant but for the payment deferral mandated pursuant to Code Section 409A(a)(2)(B)(i).

ARTICLE VI  OTHER DISTRIBUTIONS

6.1           Early Withdrawals

A Participant’s Account may be distributed to the Participant before Separation from Service as follows:

(a)           Early Withdrawals.  A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election.  Such date shall not be sooner than five (5) years after the date the Deferral Period commences.  The amount withdrawn shall not exceed the amount of Compensation deferred, without Earnings, i.e., principal only can be withdrawn.

(b)           Form of Payment.  Early withdrawals shall be paid in a lump sum and shall be charged to the Participant’s Account as a distribution.

6.2           Financial Hardship Distributions

(a)           Distribution upon an Unforeseeable Emergency.  Notwithstanding any other provision of the Plan, payment from the Participant’s Accounts may be made to the Participant, in the sole discretion of the Committee, due to an Unforeseeable Emergency..

(b)           Termination of Deferral Election.  If such a distribution is made, the Participant’s Deferral Commitment for the Deferral Period in which the distribution is made shall be void and such Participant shall not be eligible to make a Deferral.  Commitment until the next Deferral Period.

(c)           Maximum Amount of Distribution.  Such payment shall not exceed the amount reasonably necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through cancellation of the Participant’s Deferral Commitment, reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets, to the extent such liquidation would not itself cause severe financial hardship.  However, the determination of amounts necessary to satisfy the Unforeseeable Emergency is not required to take into account an available distribution or loan from a qualified plan, any additional compensation that is available under another nonqualified deferred compensation plan.

(d)           Payment Form and Source.  Payment shall be made in a single lump-sum within thirty (30) days after the date the request for a distribution is approved by the Committee.

6.3           Accelerated Distribution

Notwithstanding any other provision of the Plan, a Participant may not receive an accelerated distribution except to the extent the Committee may determine, in its sole discretion, to accelerate benefit payments after the occurrence of one of the permissible accelerating events listed in any regulation or other guidance promulgated under Code Section 409A.  Under no circumstances shall the Participant have the discretion to elect any such accelerated payment.

ARTICLE VII  BENEFICIARY DESIGNATION

7.1           Beneficiary Designation

Each Participant shall have the right, at any time, to designate a Beneficiary (both primary as well as contingent) to whom benefits under this Plan shall be paid in the event of a Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan.  Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.

7.2           Changing Beneficiary

Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee.  The filing of a new Beneficiary designation shall cancel all designations previously filed.

7.3           No Beneficiary Designation

If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a)           The Participant’s surviving spouse;

(b)           The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leave issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

(c)           The Participant’s estate.

7.4           Effect of Payment

Payment to the Beneficiary shall completely discharge Employer’s obligations under this Plan.

ARTICLE VIII  ADMINISTRATION

8.1           Committee; Duties

This Plan shall be administered by the Committee.  The Committee shall have such powers and duties as may be necessary to discharge its responsibilities.  These powers shall include, but not be limited to, interpreting the Plan provisions; determining amounts due to any Participant, the rights of any Participant or Beneficiary under this Plan and the amounts credited to a Participant’s Account and the Earnings thereon; enforcing the right to require any necessary information from any Participant; and any other activities deemed necessary or helpful.  The Committee may adopt any technical, clerical, conforming or clarifying amendment which may be necessary or desirable to facilitate the administration of the Plan or maintain the qualification of the Plan under the Code; provided, however, that the amendment does not have any material adverse effect on the then currently estimated cost to the Company of maintaining the Plan.  Members of the Committee may be Participants under the Plan.

8.2           Agents

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3           Binding Effect of Decisions

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.4           Indemnity of Committee

To the extent permitted by applicable law, the Company shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

ARTICLE IX  CLAIMS PROCEDURE

9.1           Claim

Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee or its delegatee, which shall respond in writing as soon as practicable.

9.2           Denial of Claim

If the claim or request is denied, the written notice of denial shall state:

(a)           The reasons for denial, with specific reference to the Plan provisions on which the denial is based,

(b)           A description of any additional material or information required and an explanation of why it is necessary, and

(c)           An explanation of the Plan’s claims review procedure.

9.3           Review of Claim

Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee.  The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4           Final Decision.

The decision on review shall normally be made within sixty (60) days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days.  The decision shall be in writing and shall state the reasons and the relevant Plan provisions.  All decisions on review shall be final and bind all parties concerned.

ARTICLE X  AMENDMENT AND TERMINATION OF THE PLAN

10.1         Amendment

The Board may, at any time, amend the Plan in whole or in part provided, however, that no amendment shall be effective to decrease or restrict the amount credited to any Account maintained under the Plan as of the date of amendment.  Changes in the definition of “Earnings” shall not become effective before the first day of the Deferral Period which follows the adoption of the amendment and at least thirty (30) days written notice of the amendment to each Participant.

10.2         Employer’s Right to Terminate

The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of Employer.

(a)           Partial Termination.  The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments.  if such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

(b)           Complete Termination.  The Company may, in its discretion, provide by amendment to the Plan a right to the payment of all Account balances as a result of the liquidation and termination of the Plan where:

(i)          the termination and liquidation does not occur proximate to a downturn in the financial health of the Company and the participating Employers;

(ii)         the Plan and all arrangements required to be aggregated with the Plan under Code Section 409A are terminated and liquidated;

(iii)        no payments, other than those that would be payable under the terms of the Plan and the aggregated arrangements if the termination and liquidation had not occurred, are made within twelve (12) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan;

(iv)        all payments are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(v)         the Company and the Employers do not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A, at any time within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

(c)           Corporate Dissolution/Bankruptcy.  The Company may, in its discretion, by amendment liquidate and terminate the Plan where the termination and liquidation occurs within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 United States Code § 503(b)(1)(A), provided that all amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):

(i)          the calendar year in which the termination occurs;

(ii)         the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii)        the first calendar year in which the payment is administratively practicable.

ARTICLE XI  MISCELLANEOUS

11.1         Unfunded Plan

This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.  Accordingly, the .Board may terminate the Plan and no further benefits shall accrue hereunder, or the Board may remove certain employees as Participants, if it is determined by the United States Department of Labor, a court of competent jurisdiction or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.  If the Plan is terminated under this Section 11.1, all ongoing Deferral Commitments shall terminate, no additional Deferral Commitments will be accepted by the Committee, and the amount of each Participant’s Account balance shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

11.2         Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer.  Except as may be provided in Section 11.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of the Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan.  Any and all of Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer.  Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

11.3         Trust Fund

Employer shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, Employer may establish one (1) or more trusts, with such trustees as Employer may approve, for the purpose of providing for the payment of such benefits.  Although such trust or trusts may be irrevocable, the assets thereof shall be subject to the claims of all Employer’s creditors in the event of insolvency.  To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay such benefits.  If not paid from a trust, any benefits provided under the Plan shall remain the obligation of, and shall be paid by, Employer.

11.4         Nonassignability

Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

11.5         Not a Contract of Employment

The terms and conditions of this Plan shall not constitute a contract of employment between Employer and the Participant, and the Participant (or the Participant’s Beneficiary) shall have no rights against Employer except as may otherwise be specifically provided herein.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

11.6         Protective Provisions

A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, by taking such physical examinations as Employer may deem necessary and by taking such other actions as may be requested by Employer.

11.7         Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

11.8         Validity

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

11.9         Notice

Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of Employer.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Mailed notice to the Committee shall be directed to Employer’s address.  Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Employer’s records.

11.10       Successors

The provisions of this.  Plan shall bind and inure to the benefit of Employer and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

11.11       Code Section 409A

Notwithstanding anything to the contrary in the provisions of this Plan regarding the benefits payable hereunder and the time and form thereof, this Plan is intended to meet any applicable requirements of Code Section 409A and this Plan shall be construed and administered in accordance with Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of the Plan.  In the event that the Company determines that any provision of this Plan or the operation thereof may violate Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, or take such other actions, as the Company determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

ESCO CORPORATION

By:	/s/ NICK BLAUWIEKEL
Its

Dated:	12-17-08

FIRST AMENDMENT

TO THE

ESCO CORPORATION

DEFERRED COMPENSATION PLAN II

The ESCO Corporation Deferred Compensation Nan II (“Plan”), effective January 1, 2005, is amended as follows, pursuant to Section 10.1, effective                                                 :

1.                                       Section 2.6 Committee is deleted and replaced, in its entirety, as follows:

2.6           Committee

“Committee” means the Compensation Committee of the Board, which administers the Plan pursuant to Article VIII.

2.                                       Section 3.1(a) Eligibility is deleted and replaced, in its entirety, with the following:

(a)           Eligibility.  All employees who the Committee determine to be select management or highly compensated employees, and who the Committee designate as eligible, shall be eligible to participate in the Plan.

IN WITNESS WHEREOF, ESCO Corporation has caused this First Amendment to be executed on this 4th day of November, 2009.

ESCO Corporation

/s/ NICK BLAUWIEKEL
Name: Nick Blauwiekel
Title:VP of HR

ESCO CORPORATION

DEFERRED COMPENSATION PLAN II

AMENDMENT NO. 2

WHEREAS, ESCO Corporation (the “Company”) adopted the ESCO Deferred Compensation Plan II (the “Plan”) effective January 1, 2005; and

WHEREAS, the Company desires to clarify the deferral limitations applied under the Plan; and

WHEREAS, the Committee has the authority to amend the Plan to clarify the Plan’s operation pursuant to Section 8.1, provided that such amendment as no material adverse effect on the currently estimated cost of maintaining the Plan; and

WHEREAS, this Amendment effects no change in the operation of the Plan and causes no additional cost to the Company to maintain the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2009, as follows:

The flush language immediately following Section 3.2(a)(ii) is hereby deleted and replaced with the following:

“Deferral percentages for salary, Bonus, and commissions are subject to the following maximum limitations:

Salary	25%
Bonus	50%
Commissions	50%

These maximum percentages shall remain in effect unless and until the Board modifies such limitations for a Deferral Period prior to start of that Deferral Period.  Any election to defer shall only apply with respect to the salary, Bonus, and commissions that may be payable to the Participant by the Employer prior to the Participant’s Separation from Service for any reason.”

IN WITNESS WHEREOF, the Plan’s administrative Committee has caused this Amendment No. 2 to the Plan to be executed by its duly authorized officer on the date set forth below.

ESCO CORPORATION

By:	/s/ NICK BLAUWIEKEL
Its: VP Human Resources
Dated: 4/23/10

ESCO CORPORATION

DEFERRED COMPENSATION PLAN II

AMENDMENT NO. 3

WHEREAS, ESCO Corporation (the “Company”) adopted the ESCO Corporation Deferred Compensation Plan II (the “Plan”) effective January 1, 2005; and

WHEREAS, the Company desires to clarify the distributions that are made to a Participant following Separation from Service prior to, and on or after, age 55; and

WHEREAS, this amendment is intended to clarify ambiguous Plan terms as provided under IRS Notice 2010-6, Section IV; and

WHEREAS, this amendment effects no change in the operation of the Plan and causes no additional cost to the Company to maintain the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2009, as follows:

1.               Present Section 2.19 is renumbered Section 2.20; and present Sections 2.20 and 2.21 are renumbered as Sections 2.22 and 2.23, respectively.

2.               A new Section 2.19 is added to immediately follow Section 2.18 to read as follows:

2.19 Retirement/Retires

“Retirement/Retires” means a Separation of Service by the Participant that occurs on or after the Participant’s attainment of age 55.

3.               A new Section 2.21 is added to immediately follow Section 2.20 to read as follows:

2.21 Termination/Terminates

“Termination/Terminates” means a Separation of Service by the Participant that occurs prior to the Participant’s attainment of age 55.

4.               Paragraph (c) of Section 3.2 is relettered as paragraph (d) and a new paragraph (c) is added to read as follows:

(c) Distribution Elections. As part of each Participation Agreement, the Participant shall make an election as to the time and form of their distribution, as permitted under this Plan and such Participation Agreement. Distribution form elections may be different for death, Disability, Termination, and Retirement.

5.               The following sentence shall be added at the end of paragraph (a) of Section 5.1:

The benefit shall be paid in the form(s) elected by the Participant in each Participation Agreement for Retirement, if the Participant Retires, or for Termination, if the Participant Terminates.

6.               The following sentence shall be added at the end of paragraph (b) of Section 5.1:

The benefit shall be paid in the form(s) elected by the Participant in each Participation Agreement for Disability.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to the Plan to be executed by its duly authorized officer on the date set forth below.

ESCO CORPORATION

By:	/s/ NICK BLAUWIEKEL
Its: Vice President Human Resources

Dated: November 4, 2010

ESCO CORPORATION

DEFERRED COMPENSATION PLAN II

AMENDMENT NO. 4

WHEREAS, ESCO Corporation (the “Company”) adopted the ESCO Corporation Deferred Compensation Plan II (the “Plan”) effective January 1, 2005; and

WHEREAS, the Company desires to amend the Plan to clarify the extent to which amounts that would otherwise be paid after Separation from Service may be subject to a deferral election.

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2011, as follows:

1.               Section 3.2(a) Election by Employee is amended by replacing the final sentence thereunder with the following:

If a Participant Separates from Service during a Deferral Period: (A) an election to defer with respect to base salary or commissions that were earned during the Deferral Period and prior to the Participant’s Separation from Service will apply with respect to such salary or commissions that would otherwise be paid within a reasonable time following the Participant’s Separation from Service in accordance with the Employer’s ordinary payroll practices; and (B) an election to defer any Bonus earned during the Deferral Period shall apply with respect to such Bonus even though it would otherwise be paid after the Participant’s Separation from Service.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to the Plan to be executed by its duly authorized officer on the date set forth below.

ESCO CORPORATION

By:	/s/ NICK BLAUWIEKEL

Its: Vice President Human Resources

Dated: 5-24-11